                                                                         9/15/97
                                                                 Draft - Subject
                                                                to client review




                        2,500,000 SHARES OF COMMON STOCK


                           MAXIM PHARMACEUTICALS, INC.

                              UNDERWRITING AGREEMENT


                                                              ____________, 1997


ALFRED BERG FONDKOMMISSION AB
As global coordinator of the several Underwriters
c/o Alfred Berg Fondkommission AB
Box 70447
S-107 25 Stockholm, Sweden

Ladies and Gentlemen:

     Maxim Pharmaceuticals, Inc., a Delaware corporation (the "Company"), proposes to sell to the several U.S. Underwriters (as defined below) and to purchasers procured by the International Underwriter (as defined below) or, if and to the extent the International Underwriter has not procured such purchasers, to the International Underwriter, an aggregate of 2,500,000 shares ("Shares") of the Company's common stock, $.001 par value per share ("Common Stock").

          It is understood that, subject to the conditions hereinafter stated,
(i) 500,000 Shares of Common Stock (the "U.S. Shares") will be sold to the underwriters named in Schedule A hereto (collectively, the "U.S. Underwriters," which term shall also include any underwriter substituted as hereinafter provided in SECTION 11), for whom Rodman & Renshaw, Inc. ("Rodman") is acting as representative (in such capacity, Rodman shall hereinafter be referred to as the "Representative") and (ii) 2,000,000 Shares of Common Stock (the "International Shares") will be sold to purchasers procured by Alfred Berg Fondkommission AB (the "International Underwriter") or, if and to the extent that the International Underwriter has not procured such purchasers, to the International Underwriter. The U.S. Underwriters and the International Underwriter are hereinafter collectively referred to as the "Underwriters." The U.S Shares are hereinafter referred to as the "U.S. Firm Securities." The International Shares are hereinafter referred to as the "International Firm

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Securities."  The "U.S. Firm Securities and the International Firm Securities
are hereinafter collectively referred to as the "Firm Securities."

     The Company also proposes to issue and sell to the U.S. Underwriters, acting severally and not jointly, up to an additional [75,000] shares of Common Stock (the "U.S. Option Securities") and to purchasers procured by the International Underwriter, or, if and to the extent the International Underwriter has not procured such purchasers, to the International Underwriter, up to an additional [300,000] shares of Common Stock (the "International Option Securities) for the purpose of covering over-allotments, if any. The U.S. Option Securities and the International Option Securities are hereinafter collectively referred to as the "Option Securities." The Firm Securities and the Option Securities (collectively, hereinafter referred to as the "Securities") are more fully described in the Registration Statement and the Prospectus referred to below.

     To provide for the coordination of their activities and the appointment of Alfred Berg Fondkommission AB as global coordinator (the "Global Coordinator") the U.S. Underwriters and the International Underwriter simultaneously are entering into an agreement among the U.S. Underwriters and the International Underwriter (the "Agreement Among U.S. and International Underwriters") which provides for, among other things, the transfer of shares of Common Stock among the Underwriters.

     Three forms of prospectus are to be used in connection with the offer and sale of shares of Common Stock contemplated by the foregoing, one relating to the U.S. Shares (the "U.S. Prospectus") and the other two relating to the International Shares (collectively, the "International Prospectus"). The International Prospectus is identical to the U.S. Prospectus except for [the outside and inside front cover pages of each.] In addition, one version of the International prospectus will be translated into a Swedish language prospectus [(including any summary thereof permitted under Swedish Law)] for use in connection with the offering and sale of the International Shares in connection with the application to list the International Shares on the Stockholm Stock
Exchange.   The Swedish version of the prospectus is identical to the U.S.
Prospectus and the International Prospectus except for [the outside and inside front cover pages of each]. References herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include the U.S. and the International versions thereof and the Swedish translation version of the International version.

     1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the Underwriters as of the date hereof, and as of the Closing Date (as hereinafter defined) and each Option Closing Date (as hereinafter defined), if any, as follows:

          a. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement, and an amendment or amendments thereto, on Form S-1 (No. 333-_______), including any related preliminary prospectus ("Preliminary Prospectus"), for the registration of the Firm Securities and the Option Securities under the Securities Act of 1933, as amended (the "Act"), which registration

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statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations (the "Regulations") of the Commission under the Act. The Company will, if necessary, promptly file a further amendment to said registration statement in the form heretofore delivered to the Underwriters and will not file any other amendment thereto to which the Underwriters shall have objected in writing after having been furnished with a copy thereof. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein (including, but not limited to those documents or information incorporated by reference therein) and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430(A) of the Regulations), is hereinafter called the "Registration Statement", and the U.S. and International Prospectus in the forms first filed with the Commission pursuant to Rule 424(b) of the Regulations and the Swedish prospectus in final form, are hereinafter collectively referred to as the "Prospectus."
For purposes hereof, "Rules and Regulations" mean the rules and regulations adopted by the Commission under either the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable.

          b. Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus, the Registration Statement or Prospectus or any part of any thereof and no proceedings for a stop order suspending the effectiveness of the Registration Statement or any of the Company's securities have been instituted or are pending or threatened. Each of the Preliminary Prospectus, the Registration Statement and Prospectus at the time of filing thereof conformed with the requirements of the Act and the Rules and Regulations, and none of the Preliminary Prospectus, the Registration Statement or Prospectus at the time of filing thereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements made in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by or on behalf of the Underwriters expressly for use in such Preliminary Prospectus, Registration Statement or Prospectus or any amendment thereof or supplement thereto.

          c. When the Registration Statement becomes effective and at all times subsequent thereto up to the Closing Date (as defined herein) and each Option Closing Date (as defined herein), if any, and during such longer period as the Prospectus may be required to be delivered in connection with sales by the Underwriters or a dealer, the Registration Statement and the Prospectus will contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and will conform to the requirements of the Act and the Rules and Regulations; neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, PROVIDED, HOWEVER, that this representation and warranty does not apply to

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statements made or statements omitted in reliance upon and in strict conformity with information furnished to the Company in writing by or on behalf of any Underwriter expressly for use in the Preliminary Prospectus, Registration Statement or Prospectus or any amendment thereof or supplement thereto.

          d. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation. Except as set forth in the Prospectus, the Company does not own an interest in any corporation, partnership, trust, joint venture or other business entity.
The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing. The Company has all requisite power and authority (corporate and other), and has obtained any and all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, to own or lease its properties and conduct its business as described in the Prospectus; the Company is and has been doing business in compliance with all such authorizations, approvals, orders, licenses, certificates, franchises and permits and all applicable federal, state, local and foreign laws, rules and regulations; and the Company has not received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise, or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, position, prospects, value, operation, properties, business or results of operations of the Company. The disclosures in the Registration Statement concerning the effects of federal, state, local, and foreign laws, rules and regulations on the Company's businesses as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances under which they were made.

          e. The Company has a duly authorized, issued and outstanding capitalization as set forth in the Prospectus under "Capitalization" and "Description of Securities" and will have the adjusted capitalization set forth therein on the Closing Date and each Option Closing Date, if any, based upon the assumptions set forth therein, and the Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement, and as described in the Prospectus. The Securities and all other securities issued or issuable by the Company conform or, when issued and paid for, will conform, in all respects to all statements with respect thereto contained in the Registration Statement and the Prospectus. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable and the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The Securities to be issued and sold by the Company to purchasers procured by the International Underwriter, or, if and to the extent the International Underwriter has not

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procured such purchasers, to the International Underwriter, and to be issued and sold by the Company to the U.S. Underwriters, are not and will not be subject to any preemptive or other similar rights of any stockholder, have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Prospectus; the holders thereof will not be subject to any liability solely as such holders; all corporate action required to be taken for the authorization, issue and sale of the Securities has been duly and validly taken; and the certificates representing the Securities will be in due and proper form. Upon the issuance and delivery pursuant to the terms hereof of the Securities to be sold by the Company hereunder, the purchasers procured by the International Underwriter, or, if and to the extent the International Underwriter has not procured such purchasers, the International Underwriter, and the U.S. Underwriters, as the case may be, will acquire good and marketable title to such Securities free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever.

          f. The financial statements of the Company together with the related notes and schedules thereto, included in the Registration Statement, each Preliminary Prospectus and the Prospectus fairly present the financial position, income, changes in cash flow, changes in stockholders' equity and the results of operations of the Company at the respective dates and for the respective periods to which they apply and such financial statements have been prepared in conformity with generally accepted accounting principles and the Rules and Regulations, consistently applied throughout the periods involved and such financial statements as are audited have been examined by KPMG Peat Marwick LLP, who are independent certified public accountants within the meaning of the Act and the Rules and Regulations, as indicated in their report filed therewith. [statement regarding reconciliations] There has been no adverse change or development involving a prospective adverse change in the condition, financial or otherwise, or in the earnings, position, prospects, value, operation, properties, business, or results of operations of the Company whether or not arising in the ordinary course of business, since the date of the financial statements included in the Registration Statement and the Prospectus and the outstanding debt, the property, both tangible and intangible, and the business of the Company conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. Financial information (including, without limitation, any pro forma financial information) set forth in the Prospectus under the headings "Summary Financial Information", "Selected Financial Data," "Capitalization," and "Management's Discussion and Analysis of Financial Condition and Results of Operations," fairly present, on the basis stated in the Prospectus, the information set forth therein, and have been derived from or compiled on a basis consistent with that of the audited financial statements included in the Prospectus; and, in the case of pro forma financial information, if any, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The amounts shown as accrued for current and deferred income and other taxes in such financial statements are sufficient for the payment of all accrued and unpaid federal, state, local and foreign income taxes, interest, penalties, assessments or deficiencies applicable to the Company, whether disputed or not, for the applicable period then ended and periods prior thereto; adequate allowance for doubtful

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accounts has been provided for unindemnified losses due to the operations of the
Company; and the statements of income do not contain any items of special or nonrecurring income not earned in the ordinary course of business, except as specified in the notes thereto.

          g. The Company (i) has paid all federal, state, local, and foreign taxes for which it is liable, including, but not limited to, withholding taxes and amounts payable under Chapters 21 through 24 of the Internal Revenue Code of 1986, as amended (the "Code"), and has furnished all information returns it is required to furnish pursuant to the Code, (ii) has established adequate reserves for such taxes which are due and payable, and (iii) does not have any tax deficiency or claims outstanding, proposed or assessed against it.

          h. No transfer tax, stamp duty or other similar tax is payable by or on behalf of the Underwriters in connection with (i) the issuance by the Company of the Securities, (ii) the purchase by the Underwriters of the Firm Securities and the Option Securities from the Company, (iii) the consummation by the Company of any of its obligations under this Agreement, or (iv) resales of the Firm Securities and the Option Securities in connection with the distribution contemplated hereby.

          i. The Company maintains insurance policies, including, but not limited to, general liability, product and property insurance, which insures the Company and its employees, against such losses and risks generally insured against by comparable businesses. The Company (A) has not failed to give notice or present any insurance claim with respect to any matter, including but not limited to the Company's business, property or employees, under any insurance policy or surety bond in a due and timely manner, (B) has not any disputes or claims against any underwriter of such insurance policies or surety bonds or has failed to pay any premiums due and payable thereunder, or (C) has not failed to comply with all conditions contained in such insurance policies and surety bonds. There are no facts or circumstances under any such insurance policy or surety bond which would relieve any insurer of its obligation to satisfy in full any valid claim of the Company.

          j. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, pending or threatened against (or circumstances that may give rise to the same), or involving the properties or business of the Company which (i) questions the validity of the capital stock of the Company, this Agreement, or of any action taken or to be taken by the Company pursuant to or in connection with this Agreement, (ii) is required to be disclosed in the Registration Statement which is not so disclosed (and such proceedings as are summarized in the Registration Statement are accurately summarized in all material respects), or (iii) might materially and adversely affect the condition, financial or otherwise, or the earnings, position, prospects, stockholders' equity, value, operation, properties, business or results of operations of the Company.

          k. The Company has full legal right, power and authority to authorize, issue, deliver and sell the Securities, enter into this Agreement, and to consummate the transactions provided for in this Agreement; and this Agreement has been duly and properly authorized,

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executed and delivered by the Company.  This Agreement constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, and none of the Company's issue and sale of the Securities, execution or delivery of this Agreement, its performance hereunder, its consummation of the transactions contemplated herein, or the conduct of its business as described in the Registration Statement, the Prospectus, and any amendments or supplements thereto, conflicts with or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon, any property or assets (tangible or intangible) of the Company pursuant to the terms of (i) the certificate of incorporation or by-laws of the Company,
(ii) any license, contract, collective bargaining agreement, indenture, mortgage, deed of trust, lease, voting trust agreement, stockholders agreement, note, loan or credit agreement or any other agreement or instrument to which the Company is a party or by which the Company is or may be bound or to which any of its properties or assets (tangible or intangible) is or may be subject, or any indebtedness, or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company or any of its activities or properties.

          l. No consent, approval, authorization or order of, and no filing with, any court, regulatory body, government agency or other body, domestic or foreign, is required for the issuance of the Securities pursuant to the Prospectus and the Registration Statement, the performance of this Agreement, and the transactions contemplated hereby, including without limitation, any waiver of any preemptive, first refusal or other rights that any entity or person may have for the issue and/or sale of any of the Securities, except such as have been or may be obtained under the Act or may be required under state securities or Blue Sky laws in connection with the Underwriters' purchase and distribution of the Firm Securities and the Option Securities, to be sold by the Company hereunder.

          m. All executed agreements, contracts or other documents or copies of executed agreements, contracts or other documents filed as exhibits to the Registration Statement to which the Company is a party or by which it may be bound or to which any of its assets, properties or business may be subject have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms. The descriptions in the Registration Statement of agreements, contracts and other documents are accurate and fairly present the information required to be shown with respect thereto by Form S-1, and there are no contracts or other documents which are required by the Act to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required, and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies.

          n. Subsequent to the respective dates as of which information is set forth in the Registration Statement and Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, (ii) entered into any transaction other than in the ordinary course of business, or (iii) declared or paid any dividend or made any other distribution on or in respect of its capital stock of any class, and there has not been any change in the capital stock, or any change in the debt (long or short term) or liabilities or material adverse change in or affecting the general affairs, management, financial operations, stockholders' equity or results of operations of the Company.

          o. Except as otherwise disclosed in the Registration Statement and Prospectus, no default exists in the due performance and observance of any term, covenant or condition of any license, contract, collective bargaining agreement, indenture, mortgage, installment sale agreement, lease, deed of trust, voting trust agreement, stockholders agreement, partnership agreement, note, loan or credit agreement, purchase order, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which the property or assets (tangible or intangible) of the Company is subject or affected.

          p. Except as otherwise disclosed in the Registration Statement and Prospectus, the Company has generally enjoyed a satisfactory employer-employee relationship with its employees and is in compliance with all federal, state, local, and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. There are no pending investigations involving the Company by the U.S. Department of Labor, or any other governmental agency responsible for the enforcement of such federal, state, local, or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board, or any comparable foreign agency, or any lockout, strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any predecessor entity, and none has ever occurred. No representation question exists respecting the employees of the Company, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company. No labor dispute with the employees of the Company exists, or, is imminent.

          q. The Company maintains, sponsors or contributes to any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan," or a "multiemployer plan" as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("ERISA Plans"). The Company does not maintain or contribute, now or at any time previously, to a defined benefit plan, as defined in Section 3(35) of ERISA. No ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of
Section 406 of ERISA or Section 4975 of the Code, which could subject the Company to any tax penalty on prohibited transactions and which has not adequately been

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corrected.  Each ERISA Plan is in compliance with all reporting, disclosure and other requirements of the Code and ERISA as they relate to any such ERISA Plan. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan which is intended to comply with Code Section 401(a), stating that such ERISA Plan and the attendant trust are qualified thereunder. The Company has not ever completely or partially withdrawn from a "multiemployer plan."

          r. Neither the Company nor any of its employees, directors, stockholders, partners, or affiliates (within the meaning of the Rules and Regulations) of any of the foregoing has taken or will take, directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or otherwise.

          s. Except as otherwise disclosed in the Prospectus, none of the patents, patent applications, trademarks, service marks, trade names and copyrights, and licenses and rights to the foregoing presently owned or held by the Company are in dispute so far as known by the Company or are in any conflict with the right of any other person or entity. The Company (i) owns or has the right to use, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions or equities of any kind whatsoever, all patents, trademarks, service marks, trade names and copyrights, technology and licenses and rights with respect to the foregoing, used in the conduct of its business as now conducted or proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any person, corporation or other entity under or with respect to any of the foregoing and (ii) is not obligated or under any liability whatsoever to make any payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright, know-how, technology or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise.

          t. Except as otherwise disclosed in the Registration Statement and Prospectus, the Company owns and has the unrestricted right to use all trade secrets, know-how (including all other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions, designs, processes, works of authorship, computer programs and technical data and information (collectively herein "intellectual property") that are material to the development, manufacture, operation and sale of all products and services sold or proposed to be sold by the Company, free and clear of and without violating any right, lien, or claim of others, including without limitation, former employers of its employees; provided, however, that the possibility exists that other persons or entities, completely independently of the Company, or any of its employees or agents, could have developed trade secrets or items of technical information similar or identical to those of the Company. The Company is not aware of any such development of similar or identical trade secrets or technical information by others.

          u. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of its intellectual property in all material respects.

          v. The Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property stated in the Prospectus to be owned or leased by it, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects, or other restrictions or equities of any kind whatsoever, other than those referred to in the Prospectus and liens for taxes not yet due and payable.

          w. KPMG Peat Marwick LLP, whose report is filed with the Commission as a part of the Registration Statement, are independent certified public accountants as required by the Act and the Rules and Regulations.

          x. The Company has caused to be duly executed legally binding and enforceable agreements ("Lock-up Agreements") pursuant to which each of the officers and directors of the Company, all holders of 5% or more of the Common Stock issued and outstanding on the effective date of the Registration Statement, and all holders of options, warrants or other securities exchangeable or exercisable for or convertible into 5% or more of the Common Stock issued and outstanding on the effective date of the Registration Statement has agreed (i) not to, directly or indirectly, issue, offer, offer to sell, sell, grant any option for the sale or purchase of, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of any shares of Common Stock or securities convertible into, exercisable or exchangeable for or evidencing any right to purchase or subscribe for any shares of Common Stock (either pursuant to Rule 144 of the Rules and Regulations or otherwise) or dispose of any beneficial interest therein for a period of not less than six (6) months following the effective date of the Registration Statement without the prior written consent of the Underwriters and the Company and (ii) to waive all rights to request or demand the registration pursuant to the Act of any securities of the Company which are registered in the name of or beneficially owned by any such holder. [Include exception for certain holders.] During the six (6) month period commencing on the effective date of the Registration Statement, the Company shall not, without the prior written consent of the International Underwriter and Rodman, sell, contract or offer to sell, issue, transfer, assign, pledge, distribute, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any options, rights or warrants with respect to any shares of Common Stock, except pursuant to options, rights or warrants existing on the effective date of the Registration Statement; [PROVIDED, HOWEVER, (i) that the Company and any subsidiaries or affiliates thereof may sell or offer for sale any of their securities without the consent of the Underwriters in connection with any merger or acquisition transaction, joint venture or other "corporate partnering" transaction entered into by any of the Company and its subsidiaries or affiliates and (ii) up to _______ shares of Common Stock reserved for grants of options under the Company's stock option plan as described in the Prospectus.] The Company will cause the Transfer Agent (as hereinafter defined) to mark an appropriate legend on the face of stock certificates representing all of such securities and to place "stop transfer" orders on the Company's stock ledgers.

          y. There are no claims, payments, issuances, arrangements or understandings, whether oral or written, for services in the nature of a finder's or origination fee with respect to the sale of the Securities hereunder or any other arrangements, agreements, understandings, payments or issuance with respect to the Company, or any of its officers, directors, stockholders, partners, employees or affiliates, that may affect the Underwriters' compensation, as determined by the National Association of Securities Dealers, Inc. ("NASD").

          z. The Common Stock has been approved for listing on (i) the American Stock Exchange ("AMEX") and (ii) the Stockholm Stock Exchange ("SSE").

          aa. Neither the Company nor any of its officers, employees, agents or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency (domestic or foreign) or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which (a) might subject the Company, or any other such person to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (b) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company, or (c) if not continued in the future, might adversely affect the assets, business, condition, financial or otherwise, earnings, position, properties, value, operations or prospects of the Company. The Company's internal accounting controls are sufficient to cause each of the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

          bb. Except as set forth in the Prospectus, no officer, director, stockholder or partner of the Company, or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Rules and Regulations) of any of the foregoing persons or entities has or has had, either directly or indirectly, (i) an interest in any person or entity which (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or (B) purchases from or sells or furnishes to the Company any goods or services, or (ii) a beneficiary interest in any contract or agreement to which the Company is a party or by which it may be bound or affected. Except as set forth in the Prospectus under "Certain Transactions," there are no existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company, and any officer, director, or 5% or greater securityholder of the Company, or any partner, affiliate or associate of any of the foregoing persons or entities.

          cc. Any certificate signed by any officer of the Company, and delivered to the Underwriters or to Underwriters' Counsel (as defined herein) shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

          dd. The minute books of the Company have been made available to the Underwriters and contain a complete summary of all meetings and actions of the directors (including committees thereof) and stockholders of the Company and reflect all transactions referred to in such minutes accurately in all material respects.

          ee. Except and to the extent described in the Prospectus, no holders of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company have the right to include any securities issued by the Company in the Registration Statement or any registration statement to be filed by the Company or to require the Company to file a registration statement under the Act and no person or entity holds any anti-dilution rights (except for adjustments pursuant to stock splits, stock dividends, recapitalizations and similar events) with respect to any securities of the Company.

          ff. (A) The Company is in compliance with all federal, state, local or foreign laws, common law, rules, codes, administrative orders or regulations relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, all laws, common law, rules, codes, administrative orders and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws") and (B) to the best of the Company's knowledge, there are no events or circumstances that could form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company relating to any Hazardous Materials or the violation of any Environmental Laws. The Company has no reason to believe that it will not receive all necessary and required approvals, authorizations, validations and certifications from the EPA and other applicable regulatory authorities to enable the Company to commence full operations as contemplated in the Registration Statement and the Prospectus.

          gg. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company.

          hh. Intentionally omitted.

          ii. As of the date hereof, the Company does not have more than such number of shares of Common Stock issued and outstanding as are described on page [4] of the Prospectus (including securities with equivalent rights as the Common Stock and shares of Common Stock, or such equivalent securities, issuable upon exercise of any and all options, warrants and other contract rights and securities convertible directly or indirectly into shares of Common Stock or such equivalent securities).

          jj. The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, AN ACT RELATING TO DISCLOSURE OF DOING BUSINESS WITH CUBA, and the Company further agrees that if it or any affiliate commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported or incorporated by reference in the Prospectus, if any, concerning the Company's or any affiliate's, business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

          kk. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus under the caption "Use of Proceeds" will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          ll. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.


     2.   PURCHASE, SALE AND DELIVERY OF THE SECURITIES.

          a. On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the purchasers procured by the International Underwriter, or, if and to the extent the International Underwriter has not procured such purchasers, to the International Underwriter, and the International Underwriter agrees to procure purchasers to purchase, or failing which to purchase, from the Company, the International Shares at a price of U.S. $[____] per International Share, subject to such adjustment as the International Underwriter in its sole discretion shall make to eliminate any sales or purchases of fractional shares, plus any additional number of International Firm Securities which the International Underwriter may become obligated to purchase pursuant to the provisions of SECTION 11 hereof.

          b. On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the U.S. Underwriters and the U.S. Underwriters agree to purchase, from the Company, the U.S. Shares at a price of U.S. $[____] per U.S. Share, subject to such adjustment as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares, plus any additional number of U.S. Firm Securities which the U.S. Underwriters may become obligated to purchase pursuant to the provisions of SECTION 11 hereof.

          c. In addition, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the (i) International Underwriter to procure purchasers for all or any part of an additional [300,000] shares of Common Stock at a price of $[_____] per share of Common Stock and (ii) U.S. Underwriters, severally and not jointly, to purchase all or any part of an additional [75,000] shares of Common Stock at a price of $[_____] per share of Common Stock. The options granted hereby will expire [thirty] [(30)] days after (x) the date the Registration Statement becomes effective, if the Company has elected not to rely on Rule 430A under the Rules and Regulations, or (y) the date of this Agreement if the Company has elected to rely upon Rule 430A under the Rules and Regulations, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Securities upon notice by the Global Coordinator to the Company setting forth the number of Option Securities as to which the Global Coordinator are then exercising the option and the time and date of payment and delivery for any such Option Securities. Any such time and date of delivery (an "Option Closing Date") shall be determined by the Global Coordinator, but shall not be later than three (3) full business days after the exercise of said option, nor in any event prior to the Closing Date, as hereinafter defined, unless otherwise agreed upon by the Global Coordinator and the Company. Nothing herein contained shall obligate the Underwriters to make any over-allotments. No Option Securities shall be delivered unless the Firm Securities shall be simultaneously delivered or shall theretofore have been delivered as herein provided.

          d. Payment of the purchase price for the Firm Securities shall be made by a wire transfer in immediately available funds to the account of the Company, or at such other place as shall be agreed upon by the Company and the Global Underwriter. Such payment shall be made at 10:00 a.m. ([New York City] time) on ________________, 1997 or at such other time and date as shall be agreed upon by the Global Underwriter and the Company (such time and date of payment and delivery being herein called the "Closing Date"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for such Option Securities shall be made at such place as shall be agreed upon by the Global Coordinator and the Company on each Option Closing Date as specified in the notice from the Global Coordinator to the Company. [Finalize coordination of book entry delivery.] [Cleary and Alfred Berg to review: The Global Coordinator may designate a portion of the International Shares to be purchased under this Agreement to be delivered on behalf of investors to local custodians in Sweden participating in the Swedish Securities Register Center (any reference herein to "Shares to be delivered by local delivery" shall be deemed to refer to the International Shares as to which such a designation has been made) and a portion thereof to the respective custodians for the Operator (as defined below), and CEDEL (as defined below). Notice of such election shall be given by the Global Coordinator, on behalf of the Underwriters, to the Company prior to notification with respect to the Closing Date, in the case of Firm Shares, or the notification with respect to the Option Closing Date, with respect to the International Option Securities. Any International Shares to be delivered at the Closing Date or at the Option Closing Date shall be delivered (i) with respect to Shares to be delivered by local delivery at the Closing Date or the Option Closing Date, as the case may be, by book-entry transfer in the Swedish Securities Register center to an account to be specified by the Global Coordinator, and (ii) with respect to any International Shares not to be delivered by local delivery at the Closing Date or the Option Closing Date, as the case may be, by book-entry transfer in the Swedish Securities Register Center to _______________ Banken as custodian for (A) __________________ , as
Operator of the [Euroclear System] (the "Operator") and (B) CEDEL Bank, S.A. ("Cedel") in such respective portions as the Underwriters may designate, upon notice to the Company by the Global Coordinator prior to the notification with respect to the Closing Date or the Option Closing Date, as the case may be.]

     3. PUBLIC OFFERING OF THE SHARES. As soon after the Registration Statement becomes effective as the U.S. Underwriters and the International Underwriter deem advisable, the U.S. Underwriters and the International Underwriter shall make a public offering of the Shares (other than to residents of or in any jurisdiction in which qualification of the Shares and is required and has not become effective) at the price and upon the other terms set forth in the U.S. Prospectus and the International Prospectus, respectively. The U.S. Underwriters and the International Underwriter may from time to time increase or decrease the respective public offering price after distribution of the Shares has been completed to such extent as the Representative and the International Underwriter, in their sole discretion deem advisable. The Representative and the International Underwriter may enter into one of more agreements as the Representative and the International Underwriter, in their sole discretion, deem advisable with one or more broker-dealers who shall act as dealers in connection with such public offering.

     4. COVENANTS AND AGREEMENTS OF THE COMPANY. The Company covenants and agrees with the Underwriters as follows:

          a. The Company shall use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as practicable and will not at any time, whether before or after the effective date of the Registration Statement, file any amendment to the Registration Statement or supplement to the Prospectus or file any document under the Act or Exchange Act before termination of the offering of the Shares by the Underwriters of which the Underwriters shall not previously have been advised and furnished with a copy, or to which the Underwriters shall have objected or which is not in compliance with the Act, the Exchange Act or the Rules and Regulations.

          b. As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Underwriters and confirm the notice in writing (i) when the Registration Statement, as amended, becomes effective, if the provisions of Rule 430A promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule

430A and when any post-effective amendment to the Registration Statement becomes effective; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or the institution of proceedings for that purpose; (iii) of the issuance by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the receipt of any comments from the Commission; and (v) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every effort to obtain promptly the lifting of such order.

          c. The Company shall file the Prospectus (in form and substance satisfactory to the Underwriters) or transmit the Prospectus by a means reasonably calculated to result in filing with the Commission pursuant to Rule 424(b)(1) (or, if applicable and if consented to by the Underwriters, pursuant to Rule 424(b)(4)) not later than the Commission's close of business on the earlier of (i) the second business day following the execution and delivery of this Agreement and (ii) the fifth business day after the effective date of the Registration Statement.

          d. The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities which differs from the corresponding prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Rules and Regulations), and will furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such prospectus to which the Underwriters or its counsel shall object.

          e. The Company shall endeavor in good faith, in cooperation with the Underwriters, at or prior to the time the Registration Statement becomes effective, to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Underwriters may designate to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution, and shall make such applications, file such documents and furnish such information as may be required for such purpose; PROVIDED, HOWEVER, the Company shall not be required to qualify as a foreign corporation or file a general or limited consent to service of process in any such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Underwriters agree that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction to continue such qualification.

          f. During the time when a prospectus is required to be delivered under the Act, the Company shall use all reasonable efforts to comply with all requirements imposed upon it by the Act and the Exchange Act, as now and hereafter amended and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus, or any amendments or supplements thereto. If at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Underwriters promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Act, each such amendment or supplement to be satisfactory to Underwriters' Counsel, and the Company will furnish to the Underwriters copies of such amendment or supplement as soon as available and in such quantities as the Underwriters may request.

          g. As soon as practicable, but in any event not later than forty-five
(45) days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (ninety (90) days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), the Company shall make generally available to its security holders, in the manner specified in Rule 158(b) of the Rules and Regulations, and to the Underwriters, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations, which statement need not be audited unless required by the Act, covering a period of at least twelve (12) consecutive months after the effective date of the Registration Statement.

          h. During a period of ________ (___) years after the date hereof, the Company will furnish to its stockholders, as soon as practicable, annual reports (including financial statements audited by independent public accountants) and unaudited quarterly reports of earnings, and will deliver to the Underwriters:

          i. concurrently with furnishing such quarterly reports to its stockholders, statements of income of the Company for each quarter in the form furnished to the Company's stockholders and certified by the Company's principal financial or accounting officer;

          ii. concurrently with furnishing such annual reports to its stockholders, a balance sheet of the Company as at the end of the preceding fiscal year, together with statements of operations, stockholders' equity, and cash flows of the Company for such fiscal year, accompanied by a copy of the certificate thereon of independent certified public accountants;

          iii. as soon as they are available, copies of all reports (financial or other) mailed to stockholders;

          iv. as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, the NASD or any securities exchange;

          v. every press release and every material news item or article of interest to the financial community in respect of the Company, or its affairs, which was released or prepared by or on behalf of the Company; and

          vi. any additional information of a public nature concerning the Company (and any future subsidiary) or its businesses which the Underwriters may request.

     During such ________-year period, if the Company has an active subsidiary, the foregoing financial statements will be on a consolidated basis to the extent that the accounts of the Company and its subsidiary(ies) are consolidated, and will be accompanied by similar financial statements for any significant subsidiary which is not so consolidated.

          i. The Company will maintain a transfer agent and warrant agent ("Transfer Agent") and, if necessary under the jurisdiction of incorporation of the Company, a Registrar (which may be the same entity as the Transfer Agent) for its Common Stock.


          j. The Company will furnish to the Underwriters or on the Underwriters' order, without charge, at such place as the Underwriters may designate, copies of each Preliminary Prospectus, the Registration Statement and any pre-effective or post-effective amendments thereto (two of which copies will be signed and will include all financial statements and exhibits), the Prospectus, and all amendments and supplements thereto, including any prospectus prepared after the effective date of the Registration Statement, in each case as soon as available and in such quantities as the Underwriters may request.

          k. On or before the effective date of the Registration Statement, the Company shall provide the Global Coordinator with true original copies of duly executed, legally binding and enforceable Lock-up Agreements pursuant to which, for a period of six (6) months [include exception for certain holders] from the effective date of the Registration Statement, each of the Company's officers and directors, all holders of 5% or more of the Common Stock issued and outstanding on the effective date of the Registration Statement, and all holders of options, warrants or other securities exchangeable or exercisable for or convertible into 5% or more of the Common Stock issued and outstanding on the effective date of the Registration Statement agrees that it or he or she (i) will not, directly or indirectly, issue, offer to sell, sell, grant an option for the sale or purchase of, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of any shares of Common Stock or securities convertible into, exercisable or exchangeable for or evidencing any right to purchase or subscribe for any shares of Common Stock (either pursuant to Rule 144 of the Rules and Regulations or otherwise) or dispose of any beneficial interest therein without the prior consent of the Representative and the Global Coordinator and the Company and
(ii) waives any and all rights to request or demand the registration pursuant to the Act, of any securities of the Company which are registered in the name of or beneficially owned by it or he or she, respectively. The Company will also use its best efforts to cause all holders of less than 5% of the Common Stock issued and outstanding on the effective date of the Registration Statement and all holders of options, warrants or other securities convertible, exercisable or exchangeable for less than 5% of the Common Stock issued and outstanding on the effective date of the Registration Statement to enter into Lock-up Agreements. During the six (6) month period commencing on the effective date of the Registration Statement, the Company shall not, without the prior written consent of the Representative and the Global Coordinator, sell, contract or offer to sell, issue, transfer, assign, pledge, distribute, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any options, rights or warrants with respect to any shares of Common Stock, except pursuant to options, rights or warrants existing on the effective date of the Registration Statement; PROVIDED, HOWEVER, that the Company and any subsidiaries or affiliates thereof may sell or offer for sale any of their securities without the consent of the Representative and the Global Coordinator in connection with (i) any merger or acquisition transaction, joint venture or other "corporate partnering" transaction entered into by any of the Company and its subsidiaries or affiliates and (ii) up to _________ shares of Common Stock reserved for grants of options under the Company's stock option plan as described in the Prospectus. On or before the Closing Date, the Company shall deliver instructions to the Transfer Agent authorizing it to place appropriate legends on the certificates representing the securities subject to the Lock-up Agreements and to place appropriate stop transfer orders on the Company's ledgers.

          l. Neither the Company nor any of its officers, directors, stockholders, nor any of their respective affiliates (within the meaning of the Rules and Regulations) will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company.

          m. The Company shall apply the net proceeds from the sale of the Securities in the manner, and subject to the conditions, set forth under "Use of Proceeds" in the Prospectus. No portion of the net proceeds will be used, directly or indirectly, to acquire any securities issued by the Company.

          n. The Company shall timely file all such reports, forms or other documents as may be required from time to time, under the Act, the Exchange Act, and the Rules and Regulations, and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Act, the Exchange Act, and the Rules and Regulations.

          o. The Company shall furnish to Representative and the Global Coordinator as early as practicable prior to each of the date hereof, the Closing Date and each Option

Closing Date, if any, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited interim financial statements of the Company (which in no event shall be as of a date more than [________ (__)] days prior to the date of the Registration Statement) which have been read by the Company's independent public accountants, as stated in their letters to be furnished pursuant to SECTIONS 6(l) and 6(m) hereof.

          p. The Company shall cause the Common Stock to be quoted on AMEX and the SSE and use its best efforts to maintain the AMEX and SSE listing of the Common Stock to the extent outstanding.

          q. For a period of ______ (__) year[s] from the Closing Date, upon the Underwriters' written request, the Company shall furnish to the Representative and the Global Coordinator at the Company's sole expense, (i) daily consolidated transfer sheets relating to the Common Stock (ii) the list of holders of all of the Company's securities and (iii) a Blue Sky "Trading Survey" for secondary sales of the Company's securities prepared by counsel to the Company.

          r. The Company hereby agrees that it will not, for a period of six (6) months from the effective date of the Registration Statement, adopt, propose to adopt or otherwise permit to exist any employee, officer, director, consultant or compensation plan or similar arrangement permitting (i) the grant, issue, sale or entry into any agreement to grant, issue or sell any option, warrant or other contract right (x) at an exercise price that is less than the fair market value on the date of grant or sale or (y) to any of its executive officers or directors or to any holder of 5% or more of the Common Stock, except as provided in subsection (ii) of this subparagraph; (ii) the maximum number of shares of Common Stock or other securities of the Company purchasable at any time pursuant to options or warrants issued by the Company to exceed the aggregate _______ shares (subject to reduction pursuant to Section 4(k) herein) reserved for future issuance under the Company's 1993 Long-Term Incentive Plan described in footnote one (1) to the "Prospectus Summary - The Offering" section of the Prospectus; (iii) the payment for such securities with any form of consideration other than cash or a full recourse promissory note payable to the Company secured by the securities; or (iv) the existence of stock appreciation rights, phantom options or similar arrangements.

          s. Until the completion of the distribution of the Securities, the Company shall not, without the prior written consent of the Representative and the Global Coordinator and their counsel, issue, directly or indirectly any press release or other communication or hold any press conference with respect to the Company or its activities or the offering contemplated hereby, other than trade releases issued in the ordinary course of the Company's business consistent with past practices with respect to the Company's operations.

          t. At the effective date of the Registration Statement and on each of the Closing Date and each Option Closing Date, if any, the Company shall have obtained all necessary and required approvals, authorizations, franchises, licenses, orders, permits, validations and certifications from the United States Food and Drug Administration (the "FDA") and other domestic and foreign regulatory authorities required to conduct its business as presently conducted and described in the Prospectus, and none of such approvals, authorizations, franchises, licenses, orders, permits, validations and certifications shall have been revoked, restricted or limited in any manner and all of such approvals, authorizations, franchises, licenses, orders, permits, validations and certifications shall be in full force and effect on each of the effective date of the Registration Statement, the Closing Date and each Option Closing Date, if any.

     5.   PAYMENT OF EXPENSES.

          a. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date (to the extent not paid at the Closing Date) all expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limitation, (i) the fees and expenses of accountants and counsel for the Company, (ii) all costs and expenses incurred in connection with the preparation, duplication, printing (including mailing and handling charges), filing, delivery and mailing (including the payment of postage with respect thereto) of the Registration Statement and the Prospectus and any amendments and supplements thereto and the printing, mailing (including the payment of postage with respect thereto) and delivery of this Agreement, the Agreement Among Underwriters, the Selected Dealer Agreements, and related documents, including the cost of all copies thereof and of the Preliminary Prospectuses and of the Prospectus and any amendments thereof or supplements thereto supplied to the Underwriters and such dealers as the Underwriters may request, in quantities as hereinabove stated, (iii) the [printing, engraving], issuance and delivery of the Securities including, but not limited to, (x) the purchase by the Underwriters of the Firm Securities and the Option Securities,
(y) the consummation by the Company of any of its obligations under this Agreement, and (z) resale of the Firm Securities and the Option Securities by the Underwriters in connection with the distribution contemplated hereby,
(iv) fees and expenses of Underwriters' counsel provided that fees to Orrick,
Herrington & Sutcliffe LLP will not exceed $         (assuming a no review by
the Staff of the Commission) and fees to Cleary Gottlieb         will not exceed
           , (v) advertising costs and expenses, including but not limited to costs and expenses in connection with the "road show", information meetings and presentations, bound volumes and prospectus memorabilia and "tomb-stone" advertisement expenses; (vi) costs and expenses in connection with due diligence investigations, including but not limited to the fees of any independent counsel, expert or consultant retained, (vii) fees and expenses of the Transfer Agent and registrar and all issue and transfer taxes, if any,
(viii) applications for assignment of a rating of the Securities by qualified rating agencies, (ix) the fees payable to the Commission and the NASD, (x) the fees and expenses incurred in connection with the listing of the Securities on AMEX and the SSE and any other exchange, and (y) any transfer tax payable by or on behalf of the Underwriters in connection with (A) the issuance by the Company of the Securities, (B) the purchase by the Underwriters of the Firm Securities and the Option Securities respectively, from the Company, (C) the consummation by the Company of any of its obligations under this Agreement, or (D) resales of the Firm Securities and the Option Securities in connection with the distribution contemplated hereby.

          b. If this Agreement is terminated by the Underwriters in accordance with the provisions of SECTION 6 or SECTION 12, the Company shall reimburse and indemnify the

Underwriters for all of their actual out-of-pocket expenses, including the fees and disbursements of Underwriters' Counsel.

          c. All fees, commissions and reimbursements of costs or expenses payable under this Agreement to Alfred Berg are expressed to be exclusive of any value added or similar tax in Sweden and if at any time any such tax is charged, the Company shall indemnify Alfred Berg on demand from and against the amount of any such tax, charge or other levy and any penalty, duty, interest, cost or expense incurred in connection therewith.


     6. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters hereunder shall be subject to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of the Closing Date and each Option Closing Date, if any, as if they had been made on and as of the Closing Date or each Option Closing Date, as the case may be; the accuracy on and as of the Closing Date or Option Closing Date, if any, of the statements of the officers of the Company made pursuant to the provisions hereof; and the performance by the Company on and as of the Closing Date and each Option Closing Date, if any, of its covenants and obligations hereunder and to the following further conditions:

          a. The Registration Statement shall have become effective not later than 12:00 P.M., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representative and the Global Coordinator, and, at the Closing Date and each Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Underwriters' counsel. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, the price of the Shares and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations within the prescribed time period and, prior to the Closing Date, the Company shall have provided evidence satisfactory to the Representative and the Global Coordinator of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.

          b. The Underwriters shall not have advised the Company that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the opinion of the Representative and the Global Coordinator, is material, or omits to state a fact which, in the opinion of the Representative and the Global Coordinator, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus, or any supplement thereto, contains an untrue statement of fact which, in the opinion of the Representative and the Global Coordinator, is material, or omits to state a fact which, in the opinion of the Representative and the Global Coordinator, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          c. On or prior to each of the Closing Date and each Option Closing Date, if any, the Underwriters shall have received from Orrick, Herrington & Sutcliffe, LLP and, such opinion or opinions with respect to the organization of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as the Underwriters may request and counsel to the Underwriters shall have received such papers and information as they request to enable them to pass upon such matters.

          d. At the Closing Date, the Underwriters shall have received the favorable opinion of Cooley Godward Castro Huddleson & Tatum, counsel to the Company, dated the Closing Date, addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect set forth in Schedule C hereof.

     Such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, and representatives of the independent public accountants for the Company, at which conferences such counsel made inquiries of such officers, representatives and accountants and discussed the contents of the Preliminary Prospectus, the Registration Statement, the Prospectus and related matters and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Preliminary Prospectus, the Registration Statement and the Prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel which lead them to believe that either the Registration Statement or any amendment thereto, at the time such Registration Statement or amendment became effective or the Prospectus or any amendment or supplement thereto as of the date of such opinion contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or the Prospectus).
Such counsel shall further state that its opinion may be relied upon by counsel to the Underwriters in rendering its opinion to the Underwriters.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States, the State of California and the General Corporation Law of the State of Delaware, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance satisfactory to counsel to the Underwriters) of other counsel acceptable to counsel to the Underwriters, familiar with the applicable laws and assuming New York law is the same as California law; (B) as to matters of fact, to the extent they deem proper, on certificates and written statements of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to counsel to the Underwriters if requested. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and that the, Underwriters, counsel to the Underwriters and they are each justified in relying thereon. Any opinion of counsel for the Company shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991) or any comparable state accord.

          e. At the Closing Date, the Underwriters shall have received the favorable opinion of Knobbe, Martens, Olson & Bear, special patent counsel to the Company, dated the Closing Date, addressed to the Underwriters, in form and substance satisfactory to Underwriters' Counsel, and in substantially the form of Schedule B attached hereto.

          f. Local Swedish Counsel Opinion.

          g. At each Option Closing Date, if any, the Underwriters shall have received the favorable opinions of each of Cooley Godward Castro Huddleson & Tatum, counsel to the Company, Knobbe, Martens, Olson & Bear, special patent counsel to the Company, addressed to the Underwriters and in form and substance satisfactory to counsel to the Underwriters confirming as of such Option Closing Date the statements made by each of Cooley Godward Castro Huddleson & Tatum, and Knobbe, Martens, Olson & Bear, in their respective opinions delivered on the Closing Date.

          h. On or prior to each of the Closing Date and each Option Closing Date, if any, counsel to the Underwriters shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in subsection (c) of this SECTION 6, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions of the Company, or herein contained.

          i. Prior to each of the Closing Date and each Option Closing Date, if any, (i) there shall have been no adverse change nor development involving a prospective change in the condition, financial or otherwise, earnings, position, value, properties, results of operations, prospects, stockholders' equity or the business activities of the Company whether or not in the ordinary course of business, from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and the Prospectus which is adverse to the Company; (iii) except as otherwise disclosed in the Registration Statement and Prospectus, the Company shall not be in default under any provision of any instrument relating to any outstanding indebtedness; (iv) except as otherwise disclosed in the Registration Statement and Prospectus, the Company shall not have issued any securities (other than the Securities) or declared or paid any dividend or made any distribution in respect of its capital stock of any class and there has not been any change in the capital stock or any change in the debt (long or short term) or liabilities or obligations of the Company (contingent or otherwise); (v) no material amount of the assets of the Company shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus, (vi) except as otherwise disclosed in the Registration Statement and Prospectus, no action, suit or proceeding, at law or in equity, shall have been pending or threatened (or circumstances giving rise to same) against the Company or affecting any of its properties or businesses before or by any court or federal, state or foreign commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may adversely affect the business, operations, earnings, position, value, properties, results of operations, prospects or financial condition or income of the Company; and (vii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated, threatened or contemplated by the Commission.

          j. At each of the Closing Date and each Option Closing Date, if any, the Underwriters shall have received a certificate of the Company signed by the principal executive officer and by the chief financial or chief accounting officer of the Company, dated the Closing Date or Option Closing Date, as the case may be, to the effect that each of such persons has carefully examined the Registration Statement, Prospectus and this Agreement, and that:

          i. The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to such Closing Date or Option Closing Date, as the case may be;

          ii. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of each of such person's knowledge, after due inquiry, are contemplated or threatened under the Act;

          iii. The Registration Statement and Prospectus and, if any, each amendment and each supplement thereto, contain all statements and information required to be included therein, and none of the Registration Statement, Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and neither the Preliminary Prospectus or any supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

          iv. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (a) the Company has not incurred up to and including the Closing Date or the Option Closing Date, as the case may be, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent;
     (b) the Company has not paid or declared any dividends or other distributions on its capital stock; (c) the Company has not entered into any transactions not in the ordinary course of business; (d) there has not been any change in the capital stock or long-term debt or any increase in the short-term borrowings (other than the issuance of capital stock pursuant to the exercise of outstanding stock options described in the Prospectus and any increase in the short-term borrowings in the ordinary course of business) of the Company; (e) the Company has not sustained any loss or damage to any of its properties or assets, whether or not insured; (f) there is no litigation which is pending or threatened (or circumstances giving rise to same) against the Company or any affiliated party of any of the foregoing which is required to be set forth in an amended or supplemented Prospectus which has not been set forth; and (g) there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been set forth.

References to the Registration Statement and the Prospectus in this subsection
(j) are to such documents as amended and supplemented at the date of such certificate.

          k. By the Closing Date, the Underwriters will have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriters, as described in the Registration Statement.

          l. At the time this Agreement is executed, the Underwriters shall have received a letter, dated such date, addressed to the Underwriters in form and substance satisfactory in all respects to the Underwriters and counsel to the Underwriters, from KPMG Peat Marwick LLP containing statements and information of the type ordinarily included in accountant's "comfort letters" to U.S. Underwriters with respect to financial information contained in the Registration Statement and the Prospectus.

          m. At the Closing Date and each Option Closing Date, if any, the Underwriters shall have received from KPMG Peat Marwick LLP a letter, dated as of the Closing Date or the Option Closing Date, as the case may be, to the effect that they reaffirm that statements made in the letter furnished pursuant to SUBSECTION (l) of this SECTION, except that the specified date referred to therein shall be a date not more than five (5) days prior to the Closing Date or the Option Closing Date, as the case may be.

          n. On each of the Closing Date and each Option Closing Date, if any, there shall have been duly tendered to the Underwriters for the Underwriters' accounts the appropriate number of Securities.

          o. No order suspending the sale of the Securities in any jurisdiction designated by the Underwriters pursuant to SUBSECTION (e) of SECTION 4 hereof shall have been issued on either the Closing Date or the Option Closing Date, if any, and no proceedings for that purpose shall have been instituted or shall be contemplated.

          p. On or before the Closing Date, the Firm Securities and Option Securities shall have been duly approved for listing on AMEX and the SSE, subject to official notice of issuance.

          q. On or before the Closing Date, there shall have been delivered to the Underwriters all of the Lock-up Agreements, in form and substance satisfactory to Underwriters' Counsel.

     If any condition to the Underwriters' obligations hereunder to be fulfilled prior to or at the Closing Date or the relevant Option Closing Date, as the case may be, is not so fulfilled, the Underwriters may terminate this Agreement or, if the Underwriters so elect, they may waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

     7.   INDEMNIFICATION.

          a. The Company agrees to indemnify and hold harmless the Underwriters (for purposes of this SECTION 7 "Underwriter" shall include the officers, directors, partners, employees, agents and counsel of the Underwriters, including specifically each person who may be substituted for the Underwriters as provided in SECTION 11 hereof), and each person, if any, who controls the Underwriters ("controlling person") within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions, proceedings, investigations, inquiries, suits and litigation in respect thereof), whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any such claim, action, proceeding, investigation, inquiry, suit or litigation, commenced or threatened, or any claim whatsoever), as such are incurred, to which the Underwriters or such controlling person may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained (i) in any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included securities of the Company issued or issuable upon exercise of the Securities; or
(iii) in any application or other document or written communication (in this SECTION 7 collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, AMEX, the SSE or any other securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made), unless such statement or omission was made in reliance upon and in strict conformity with written information furnished to the Company with respect to the Underwriters by or on behalf of the Underwriters expressly for use in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, or in any application, as the case may be.

     The indemnity agreement in this SUBSECTION (a) shall be in addition to any liability which the Company may have at common law or otherwise.

          b. The Underwriters agree to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of the Act, to the same extent as the foregoing indemnity from the Company to the Underwriters but only with respect to statements or omissions, if any, made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto or in any application made in reliance upon, and in strict conformity with, written information furnished to the Company with respect to the Underwriters by the Underwriters expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto or in any such application, provided that such written information or omissions only pertain to disclosures in the Preliminary Prospectus, the Registration Statement or Prospectus directly relating to the transactions effected by the International Underwriter in connection with this Offering. The Company acknowledges that the statements with respect to the public offering of the Firm Securities and the Option Securities set forth under the heading "Underwriting" and the stabilization legend in the Prospectus have been furnished by the Underwriters expressly for use therein and constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus.

          c. Promptly after receipt by an indemnified party under this SECTION 7 of notice of the commencement of any claim, action, suit, investigation, inquiry, proceeding or litigation, such indemnified party shall, if a claim in respect thereof is to be made against one or more indemnifying parties under this SECTION 7, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this SECTION 7 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such claim, action, suit, investigation, inquiry, proceeding or litigation is brought against any indemnified party, and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense thereof at the expense of the indemnifying party, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense thereof within a reasonable time after notice of commencement thereof, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense thereof on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one claim, action, suit, investigation, inquiry, proceeding or litigation or separate but similar or related claims, actions, suits, investigations, inquiries, proceedings or litigation in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this SECTION 7 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim, action, suit, investigation, inquiry, proceeding or litigation effected without its written consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld. An indemnifying party will not, without the prior written consent of the indemnified parties, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit, investigation, inquiry, proceeding or litigation in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim, action, suit, investigation, inquiry, proceeding or litigation), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit, investigation, inquiry, proceeding or litigation and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          d. In order to provide for just and equitable contribution in any case in which (i) an indemnified party makes claim for indemnification pursuant to this SECTION 7, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this SECTION 7 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any indemnified party, then each indemnifying party shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) (A) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified on the other hand, from the offering of the Firm Securities and the Option Securities or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In any case where the Company is the contributing party and the Underwriters are the indemnified party, the relative benefits received by the Company on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Firm Securities and the Option Securities (before deducting expenses) bear to the total underwriting discounts received by the Underwriters hereunder, in each case as set forth in the table on the Cover Page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to above in this SUBSECTION (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this SUBSECTION (d), the

Underwriters shall not be required to contribute any amount in excess of the underwriting discount applicable to the Firm Securities and the Option Securities purchased by the Underwriters hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this SECTION 7, each person, if any, who controls the Company within the meaning of the Act, each officer of the Company who has signed the Registration Statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to this SUBSECTION (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this SUBSECTION (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this SUBSECTION (d), or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

     8. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto, shall be deemed to be representations, warranties and agreements at the Closing Date and the Option Closing Date, as the case may be, and such representations, warranties and agreements of the Company and the indemnity agreements contained in SECTION 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters, the Company, any controlling person of the Underwriters or the Company, and shall survive termination of this Agreement or the issuance and delivery of the Securities to the Underwriters, as the case may be.

     9. EFFECTIVE DATE. This Agreement shall become effective at 10:00 a.m., New York City time, on the next full business day following the date hereof, or at such earlier time after the Registration Statement becomes effective as the Underwriters, in their discretion, shall release the Securities for sale to the public; PROVIDED, HOWEVER, that the provisions of SECTIONS 5, 7 and 10 of this Agreement shall at all times be effective. For purposes of this SECTION 9, the Securities to be purchased hereunder shall be deemed to have been so released upon the earlier of dispatch by the Underwriters of telegrams to securities dealers releasing such securities for offering or the release by the Underwriters for publication of the first newspaper advertisement which is subsequently published relating to the Securities.

     10.  TERMINATION.

          a. Subject to SUBSECTION (b) of this SECTION 10, the Global Representative shall have the right to terminate this Agreement, (i) if any domestic or international event or act or occurrence has disrupted, or in the Global Representative's opinion will in the immediate future disrupt, the financial markets; or (ii) if any material adverse change in the financial markets shall have occurred; or (iii) if trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASD, the Boston Stock Exchange, the Stockholm Stock Exchange, any over-the-counter market, the Commission or any other government authority having jurisdiction, or if minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the over-the-counter market, by the NASD or by order of the Commission or any other government or other authority having jurisdiction; or (iv) if trading of any of the securities of the Company shall have been suspended, or any of the securities of the Company shall have been delisted, on any exchange or in any over-the-counter market; or (v) if the United States shall have become involved in a war or major hostilities, or if there shall have been an escalation in an existing war or major hostilities or a national emergency shall have been declared in the United States; or (vi) if a banking moratorium has been declared by a state or federal authority; or (vii) if a moratorium in foreign exchange trading has been declared; or (viii) if the Company shall have sustained a loss material or substantial to the Company by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Underwriters' opinion, make it inadvisable to proceed with the offering, sale and/or delivery of the Securities; or (ix) if there shall have been such a material adverse change in the conditions or prospects of the Company, or such material adverse change in the general market, political or economic conditions, in the United States or elsewhere, that, in each case, in the Underwriters' judgment, would make it inadvisable to proceed with the offering, sale and/or delivery of the Securities or (x) if Larry G. Stambaugh shall no longer serve the Company in his present capacity.

          b. [to be discussed] If this Agreement is terminated by the Underwriters in accordance with the provisions of SECTION 10(a) the Company shall promptly reimburse and indemnify the Underwriters for all of their actual out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters (less amounts previously paid pursuant to SECTION 5(c) above); PROVIDED, HOWEVER, that any such actual out-of-pocket expenses payable to the Underwriters shall not exceed $_________ and, FURTHER PROVIDED, that the Underwriters will refund to the Company any unaccounted-for portion of any amounts already advanced by the Company to the Underwriters pursuant to SECTION 5(c) hereof. Notwithstanding any contrary provision contained in this Agreement, if this Agreement shall not be carried out within the time specified herein, or any extension thereof granted by the Underwriters, by reason of any failure on the part of the Company to perform any undertaking or satisfy any condition of this Agreement by it to be performed or satisfied (including, without limitation, pursuant to SECTION 6 or SECTION 12) then, the Company shall promptly reimburse and indemnify the Underwriters for all of their actual out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters (less amounts previously paid pursuant to SECTION 5(c) above); PROVIDED, HOWEVER, that any such actual out-of-pocket expenses payable to the Underwriters shall not exceed $_______ and, FURTHER PROVIDED, that the Underwriters will refund to the Company any unaccounted-for portion of any amounts already advanced by the Company to the Underwriters pursuant to SECTION 5(c) hereof. In addition, the Company shall remain liable for all counsel fees and disbursements, expenses and filing fees. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement (including, without limitation, pursuant to SECTIONS 6, 10, 11 and 12 hereof), and whether or not this Agreement is otherwise carried out, the provisions of SECTION 5 and SECTION 7 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

     11. SUBSTITUTION OF THE UNDERWRITERS. [Subject to modification based upon final underwriting terms.] If on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of SECTION 6, SECTION 10 or SECTION 12 hereof) to purchase or subscribe or procure purchasers for, the Securities which it or they are obligated to purchase or subscribe and pay for on such date under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangement for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the total number of Firm Securities to be purchased on such date, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or in such other proportions as the Global Coordinator may specify, PROVIDED THAT in no event shall the number of Shares that any Underwriter has agreed to purchase be increased by an amount in excess of one-ninth of such number of Shares without the prior written consent of such Underwriter, or

          (b) if the number of Defaulted Securities exceeds 10% of the total number of Firm Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriters (or, if such default shall occur with respect to any Option Securities to be purchased on an Option Closing Date, the Underwriters may at the Representative's option, by notice from the Representative to the Company, terminate the Underwriters' obligation to purchase Option Securities from the Company on such date).

     No action taken pursuant to this SECTION 11 shall relieve any defaulting Underwriter from liability in respect of any default by such Underwriter under this Agreement.

     In the event of any such default which does not result in a termination of this Agreement, the Representative shall have the right to postpone the Closing Date for a period not exceeding seven (7) days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

     12. DEFAULT BY THE COMPANY. If the Company shall fail at the Closing Date or at any Option Closing Date, as applicable, to sell and deliver the number of Securities which it is obligated to sell hereunder on such date, then this Agreement shall terminate (or, if such default shall occur with respect to any Option Securities to be purchased on an Option

Closing Date, the Underwriters may at the Underwriters' option, by notice from the Underwriters to the Company, terminate the Underwriters' obligation to purchase Option Securities from the Company on such date) without any liability on the part of any non-defaulting party other than pursuant to SECTION 5,
SECTION 7 and SECTION 10 hereof. No action taken pursuant to this SECTION 12 shall relieve the Company from liability, if any, in respect of such default.

     13. NOTICES. All notices and communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at Rodman & Renshaw, 2 World Financial Center, Tower-B, 30th Floor, New York, New York 10281, Attention: _____________ and to the International Underwriter at Alfred Berg Fondkommission AB, _________________,
Attention: _____________, with a copy to Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103, Attention: Lawrence B. Fisher, Esq. Notices to the Company shall be directed to the Company at 4350 Executive Drive, Suite 310, San Diego, California 92121, Attention: Larry G. Stambaugh, Chairman and Chief Executive Officer, with a copy to Cooley Godward Castro Huddleson & Tatum, 4365 Executive Drive, Suite 1200, San Diego, California 92121-2128,
Attention: Lance W. Bridges, Esq.

     14. PARTIES. This Agreement shall inure solely to the benefit of and shall be binding upon, the Underwriters, the Company and the controlling persons, directors and officers referred to in SECTION 7 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     15. CONSTRUCTION. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the choice of law or conflict of laws principles.

     16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

     17. ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the entire agreement of the parties hereto and supersede all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended except in a writing, signed by the Underwriters and the Company.

     If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                     Very truly yours,

                                     MAXIM PHARMACEUTICALS, INC.



                                     By:
                                        --------------------------------------
                                        Larry G. Stambaugh
                                        Chairman and Chief Executive Officer


Confirmed and accepted as of
the date first above written.

ALFRED BERG FONDKOMMISSION AB
as Global Coordinator

By:
   ---------------------------

RODMAN & RENSHAW, INC.
  As Representative of the U.S.
  Underwriters


By:
   ---------------------------

                                   SCHEDULE A

                                                              NUMBER OF SHARES
 NAME OF INTERNATIONAL UNDERWRITER                             TO BE PURCHASED
 ---------------------------------                             ---------------
 Alfred Berg Fondkommission AB . . . . . . . . . . . .               2,000,000



 Total . . . . . . . . . . . . . . . . . . . . . . . .               2,000,000
                                                                     ---------
                                                                     ---------


                                                              NUMBER OF SHARES
 NAME OF U.S. UNDERWRITER                                      TO BE PURCHASED
 ------------------------                                      ---------------
 Rodman & Renshaw  . . . . . . . . . . . . . . . . . .



 Total . . . . . . . . . . . . . . . . . . . . . . . .                 500,000
                                                                     ---------
                                                                     ---------

                                   SCHEDULE B



                     [FORM OF INTELLECTUAL PROPERTY OPINION]

                                   SCHEDULE C



                        [FORM OF COOLEY GODWARD OPINION]